Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE BONDS

Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

Attn: Chris Lees

UBS Limited

1 Finsbury Avenue

London EC2M 2PP

Attn: Lisa Scholefield